Exhibit 20.9

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - January 2007

Series		COMT 1998-1
Size		$591 MM
Expected Maturity (Class A)		04/15/2008

Gross Monthly Payment Rate		18.28%
Delinquency Rate:	30 - 59 Days	1.18%
	60 - 89 Days	0.81%
	90 + Days	1.89%
Excess Spread Analysis
Series
Portfolio Yield		17.89%
Weighted Average Coupon		6.81%
Servicing Fee Percentage		1.50%
Net Loss Rate		3.34%

Excess Spread Percentage
	Jan-07	6.24%
	Dec-06	7.16%
	Nov-06	7.07%
3 Month Average Excess Spread		6.82%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as

Servicer Interchange to Capital One Bank as the

Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - January 2007

Series		COMT 2000-3
Size		$1,000 MM
Expected Maturity (Class A)		8/15/2007

Gross Monthly Payment Rate		18.28%
Delinquency Rate:	30 - 59 Days	1.18%
	60 - 89 Days	0.81%
	90 + Days	1.89%
Excess Spread Analysis
Series
Portfolio Yield		17.89%
Weighted Average Coupon		5.78%
Servicing Fee Percentage		2.00%
Net Loss Rate		3.34%

Excess Spread Percentage
	Jan-07	6.77%
	Dec-06	7.87%
	Nov-06	7.60%
3 Month Average Excess Spread		7.41%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as

Servicer Interchange to Capital One Bank as the

Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - January 2007

Series		COM 2001-1	COM 2001-6
Size		$1,200 MM	$1,300 MM
Expected Maturity (Class A)		2/15/2008	8/15/2008

Gross Monthly Payment Rate		18.28%	18.28%
Delinquency Rate:	30 - 59 Days	1.18%	1.18%
	60 - 89 Days	0.81%	0.81%
	90 + Days	1.89%	1.89%
Excess Spread Analysis
Series
Portfolio Yield		17.89%	17.89%
Weighted Average Coupon		5.64%	5.65%
Servicing Fee Percentage		2.00%	2.00%
Net Loss Rate		3.34%	3.34%

Excess Spread Percentage
	Jan-07	6.91%	6.91%
	Dec-06	7.96%	7.99%
	Nov-06	7.74%	7.74%
3-Month Average Excess Spread		7.54%	7.54%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to

Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - January 2007

Series		COM 2002-1	COM 2002-2	COM 2002-4
Size		$1,000 MM	$620 MM	$750 MM
Expected Maturity (Class A)		1/15/2009	3/15/2007	5/15/2007

Gross Monthly Payment Rate		18.28%	18.28%	18.28%
Delinquency Rate:	30 - 59 Days	1.18%	1.18%	1.18%
	60 - 89 Days	0.81%	0.81%	0.81%
	90 + Days	1.89%	1.89%	1.89%
Excess Spread Analysis
Series
Portfolio Yield		17.89%	17.91%	17.89%
Weighted Average Coupon		5.67%	5.60%	5.12%
Servicing Fee Percentage		2.00%	2.00%	2.00%
Net Loss Rate		3.34%	3.34%	3.34%

Excess Spread Percentage
	Jan-07	6.89%	6.98%	7.43%
	Dec-06	7.93%	8.01%	8.31%
	Nov-06	7.72%	7.78%	8.26%
3-Month Average Excess Spread		7.51%	7.59%	8.00%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of Capital One Master Trust.